Exhibit (a)(2)

Letter of Transmittal

HEMAGEN DIAGNOSTICS, INC.
9033 Red Branch Road
Columbia, Maryland 21045
(443) 367-5500

Offer to Exchange

Shares of Common Stock and
$4,050,000 principal amount of 6% Senior Subordinated Secured Convertible Notes due 2009

For all $6,090,000 principal amount of our outstanding
8% Senior Subordinated Secured Convertible Notes due 2005

PURSUANT TO THE OFFERING MEMORANDUM
DATED SEPTEMBER 2, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,
ON SEPTEMBER 30, 2004, UNLESS EXTENDED OR EARLIER TERMINATED.

The Exchange Agent for the Exchange Offer is:

Hemagen Diagnostics, Inc.
9033 Red Branch Road
Columbia, Maryland 21045
Telephone: (443) 367-5500
Facsimile: (410) 997-7812
Email: Dricci@hemagen.com
Attention: Deborah F. Ricci, Chief Financial Officer

     Delivery of this Letter of Transmittal to an address other than as listed above, or transmission of instructions by facsimile other than as set forth above, will not constitute a valid delivery of your Outstanding Notes.

     By signing this Letter of Transmittal, you hereby acknowledge that you have received and reviewed the Offering Memorandum, dated September 2, 2004 (the “Offering Memorandum”), of Hemagen Diagnostics, Inc. and this Letter of Transmittal. The Offering Memorandum, together with this Letter of Transmittal, contains the terms of and constitutes an offer to exchange (the “Exchange Offer”) 5,100,000 shares of Common Stock, subject to adjustment as provided in the Offering Memorandum (the “Common Stock”), and $4,050,000 principal amount of 6% Senior Subordinated Secured Convertible Notes due 2009 (the “Modified Notes,” and with the Common Stock, the “Exchange Securities”) for our outstanding 8% Senior Subordinated Secured Convertible Notes due 2005 (the “Outstanding Notes”). Reagents Applications, Inc. a wholly-owned subsidiary of Hemagen Diagnostics, Inc. (referred to collectively as “Hemagen”), is a co-obligor on the Outstanding Notes and will be a co-obligor on the Modified Notes. This Exchange Offer is being extended to all holders of the Outstanding Notes. You should rely only on the information incorporated by reference or provided in the Offering Memorandum and this Letter of Transmittal. No one else is authorized to provide you with any other information or any different information.

     If you decide to tender your Outstanding Notes, and we accept the Outstanding Notes, this will constitute a binding agreement between you and us, subject to the terms and conditions set forth in the Offering Memorandum and this Letter of Transmittal. You must tender your Outstanding Notes by sending the certificates representing your Outstanding Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by this Letter of Transmittal to Hemagen, as the Exchange Agent, at the address listed above on or prior to the expiration date of the Exchange Offer to participate in the Exchange Offer.

     Only registered holders of Outstanding Notes (the “Registered Holders”) are entitled to tender their Outstanding Notes for exchange in the Exchange Offer. If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the Exchange Offer, you should promptly contact the person in whose name the Outstanding Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing this Letter of Transmittal and delivering the certificates for your Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the person in whose name the Outstanding Notes are registered.

     You must complete this Letter of Transmittal if you are a Registered Holder of Outstanding Notes and you wish to tender the certificates representing your Outstanding Notes to Hemagen, as the Exchange Agent, together with this Letter of Transmittal.

     In order to properly complete this Letter of Transmittal, you must: (1) complete the box entitled “Description of Outstanding Notes Tendered,” (2) if appropriate, check and complete the box entitled “Special Payment/ Issuance Instructions” and/or “Special Delivery Instructions,” (3) sign this Letter of Transmittal by completing the box entitled “Sign Here” and (4) complete the box entitled “Substitute Form W-9.” By completing the box entitled “Description of Outstanding Notes Tendered” and signing below, you will have tendered your Outstanding Notes for exchange on the terms and conditions described in the Offering Memorandum and this Letter of Transmittal. You should read the detailed instructions below before completing this Letter of Transmittal.

     In making a decision about whether to tender your Outstanding Notes, you should rely only on the information incorporated by reference or provided in the Offering Memorandum. No one else is authorized to provide you with any other information or any different information.

     Note: Signatures must be provided below. Please read the accompanying instructions carefully.

BOX BELOW TO BE COMPLETED BY
ALL TENDERING HOLDERS OF OUTSTANDING NOTES

Description of Outstanding Notes Tendered

Principal Amount of
Names(s) and Address(es) of Registered Holder(s)		Outstanding Notes Tendered
Total

BOXES BELOW TO BE CHECKED AS APPLICABLE

☐	Check here if the certificate(s) representing your Outstanding Notes are being tendered with this Letter of Transmittal.

☐	Check here if the certificate(s) representing your Outstanding Notes have been lost, destroyed or stolen and you require assistance in obtaining a new certificate(s).*

Certificate Number(s):

Principal Amount(s) Represented:

*You must contact the Exchange Agent to obtain instructions for replacing lost, destroyed or stolen certificate(s) representing Outstanding Notes. (See Instruction 12)

SPECIAL PAYMENT/ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS 1, 5 AND 6)

     To be completed ONLY if Exchange Securities are to be issued in the name of someone other than the Registered Holder of the Outstanding Notes.

☐	Issue Exchange Securities to:

☐	Issue unexchanged Outstanding Notes to:

Name(s):
Address:

Telephone:

Tax Identification or Social Security Number (See Instruction 9):

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 1, 5 AND 6)

     To be completed ONLY if Exchange Securities are to be sent to someone other than the Registered Holder of the Outstanding Notes or to the Registered Holder at an address other than that shown below:

☐	Deliver Exchange Securities to:

☐	Deliver unexchanged Outstanding Notes to:

Name(s):

Address:

Telephone:

Tax Identification or Social Security Number (See Instruction 9):

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Exchange Offer, as described in the Offering Memorandum and this Letter of Transmittal, I hereby tender to Hemagen the aggregate principal amount of Outstanding Notes described above in the box entitled “Description of Outstanding Notes Tendered” in exchange for Exchange Securities. I understand that each tender of $100,000 in Outstanding Notes in the Exchange Offer will entitle the person tendering the Outstanding Notes to receive 83,750 shares of Common Stock and $66,500 principal amount of Modified Notes, and each person tendering more or less in Outstanding Notes will be entitled to receive a proportionately adjusted number of shares of Common Stock and Modified Notes, rounded in each case to the nearest whole share where the recipient would otherwise be entitled to a fractional share.

     Subject to and effective upon the acceptance for exchange of all or any portion of the Outstanding Notes tendered by this Letter of Transmittal in accordance with the terms and conditions of the Exchange Offer — including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment — I hereby sell, assign and transfer to, or upon the order of, Hemagen all right, title and interest in and to the Outstanding Notes tendered by this Letter of Transmittal. I hereby irrevocably constitute and appoint the Exchange Agent as my agent and attorney-in-fact — with full knowledge that the Exchange Agent is also acting as the agent of Hemagen in connection with the Exchange Offer — with respect to the tendered Outstanding Notes, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Memorandum, to (1) deliver certificates representing the tendered Outstanding Notes to Hemagen together with all accompanying evidences of transfer and authenticity to, or upon the order of, Hemagen, (2) present certificates representing the tendered Outstanding Notes for transfer, and to transfer the tendered Outstanding Notes on the books of Hemagen, and (3) receive for the account of Hemagen all benefits and otherwise exercise all rights of ownership of the tendered Outstanding Notes, all in accordance with the terms and conditions of the Exchange Offer.

     I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered by this Letter of Transmittal and that, when the tendered Outstanding Notes are accepted for exchange, Hemagen will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered Outstanding Notes are not subject to any adverse claims or proxies. I further represent that I have either a pre-existing personal or business relationship with Hemagen or one or more its partners, officers, directors or controlling persons or by reason of my business or financial experience of my professional advisors who are unaffiliated with and who are not compensation by Hemagen, could be reasonably assumed to have the capacity to protect my interests in connection with the Exchange Offer and that I am entering into this transaction for my own account (or a trust account if the purchaser is a trustee) and not with a view to or for sale in connection with any distribution of the Exchange Securities. I will, upon request, execute and deliver any additional documents deemed by Hemagen, as the Exchange Agent, to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Outstanding Notes tendered by this Letter of Transmittal. I have read and agree to all of the terms of the Exchange Offer.

     The name(s) and address(es) of the Registered Holder(s) are printed above as they appear on the certificate(s) representing the Outstanding Notes tendered by this Letter of Transmittal. The certificate number(s) of the Outstanding Notes that I wish to tender are indicated in the appropriate boxes above.

     Unless I have otherwise indicated by completing the box entitled “Special Payment/ Issuance Instructions” above, I hereby direct that the Exchange Securities be issued in the name(s) of the undersigned. Similarly, unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions,” I hereby direct that the Exchange Securities be delivered to the address shown below my signature.

     If the Exchange Offer is not completed for any reason, I hereby direct that certificates for any Outstanding Notes that are not exchanged should be issued in the name of the undersigned at Hemagen’s expense, promptly following the expiration or termination of the Exchange Offer.

     I understand that if I decide to tender Outstanding Notes, and Hemagen accepts all of such Outstanding Notes for exchange, this will constitute a binding agreement between me and Hemagen with respect to the Outstanding Notes so accepted for exchange, subject to the terms and conditions set forth in the Offering Memorandum and this Letter of Transmittal.

     I also recognize that, under certain circumstances described in the Offering Memorandum under the caption “The Exchange Offer,” Hemagen will not be required to accept for exchange any Outstanding Notes tendered by this Letter of Transmittal.

     By tendering Outstanding Notes and executing this Letter of Transmittal, I hereby waive any and all rights to receive any payments, including, without limitation, interest payments with respect to the Outstanding Notes beyond the date such Outstanding Notes are accepted for exchange, and waive any and all claims that arise out of or are based upon my ownership or acquisition of the Outstanding Notes, and agree that Hemagen’ obligations to me under the terms of the Exchange Securities described in the Offering Memorandum supersede and replace in their entirety Hemagen’ obligations to me under the Outstanding Notes.

     Upon satisfaction of the conditions of the Exchange Offer as set forth in the Offering Memorandum, Outstanding Note holders will receive Exchange Securities as provided in the Offering Memorandum for Outstanding Notes so tendered and accepted for exchange.

     I also appoint William P. Hales and Deborah F. Ricci, or either of them, each with the power of substitution, my proxies as a holder of Outstanding Notes, and to vote on my behalf at a meeting of the holders of such Outstanding Notes to be held at such time and on such date as to be determined by Hemagen or by an Order of the Court of Chancery of the State of Delaware for consideration of the Exchange Offer to the extent I would be entitled to vote on such matter to approve the compromise or arrangement proposed by Hemagen, the terms and conditions of which are set forth in the Offering Memorandum, and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment of the meeting. I have executed the proxy included with this Letter of Transmittal.

     All authority conferred in or agreed to be conferred in this Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the Offering Memorandum, this tender is irrevocable.

PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW
(See Instruction 9)
AND EXECUTE IRREVOCABLE PROXY
(See Instruction 7)

SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2

     This Letter of Transmittal must be signed by (1) the Registered Holder(s) — exactly as the name(s) of the Registered Holder(s) appear(s) on the certificate(s) for the Outstanding Notes tendered or on the register of holders maintained by Hemagen, or (2) any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature below is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a similar fiduciary capacity, please set forth the signer’s full title. (See Instruction 5).

SIGN HERE

Signature(s) of Outstanding Note Holder(s)

Name(s):
(Please Print or Type)

Date:	, 2003

Capacity:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:
(See Instruction 9)

SIGNATURE(S) GUARANTEED
(See Instruction 2)

Eligible Guarantor Institution:

Official Signature:

Date:	, 2003

SUBSTITUTE FORM W-9

DEPARTMENT OF TREASURY
INTERNAL REVENUE SERVICE

TO BE COMPLETED BY ALL TENDERING HOLDERS
(SEE INSTRUCTION 9)

PAYOR’S NAME:

SUBSTITUTE	Part 1	TIN:
Form W-9	— PLEASE PROVIDE YOUR TIN IN THE BOX AT	Social Security Number
Department of	THE RIGHT AND CERTIFY BY SIGNING AND	or Employer
the Treasury	DATING BELOW. For individuals, this is your Social	Identification Number
Internal Revenue Service	Security Number (SSN).For sole proprietors, use your Social Security Number or see the Instructions in the enclosed Guidelines. For other entities, use your Employer Identification Number (EIN). If you have applied for, but have not received, a TIN, write “Applied For” in the box at the right, sign and date this certificate and see the enclosed Guidelines. If you do not have a TIN see the enclosed Guidelines on obtaining one.

Payor’s Request	Part 2
for Taxpayer	— CERTIFICATION – UNDER PENALTIES OF
Identification	PERJURY, I CERTIFY THAT: (1) the number
Number (“TIN”)	shown on this form is my correct Taxpayer Identification
and Certification	Number (or I am waiting for a number to be issued to me), (2) either I am exempt from backup withholding, I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien).
Signature

Date:

     You must cross out Item (2) of the above certification (Part 2) if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns and you have not been notified by the IRS that you are no longer subject to backup withholding. The IRS does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

     Failure to complete and return this Substitute Form W-9 may result in backup withholding of any payments made to you on account of the Exchange Securities. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

HEMAGEN DIAGNOSTICS, INC.
IRREVOCABLE PROXY

     The undersigned irrevocably appoints William P. Hales and Deborah F. Ricci, and either of them, each with full power of substitution, proxies to represent me and vote, or to execute and deliver written consents or otherwise act, pursuant to an Order of the Court of Chancery of the State of Delaware or otherwise, with respect to, all 8% Senior Subordinated Secured Convertible Notes due 2005 (the “Notes”) issued by Hemagen Diagnostics, Inc. and Reagents Applications, Inc. (collectively, the “Corporation”) now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of the Notes under Delaware law. The undersigned hereby affirms that this proxy is given as a condition to the acceptance of the undersigned’s tender of Notes in connection with that certain Offer to Exchange (the “Offer to Exchange”) 5,100,000 shares of Common Stock, subject to adjustment, and 4,050,000 principal amount of 6% Senior Subordinated Secured Convertible Notes due 2009 of the Corporation, and as such is coupled with an interest and is irrevocable. It is further understood by the undersigned that this proxy may be exercised by William P. Hales and Deborah F. Ricci, and either of them, for the period beginning the date hereof and ending on the day immediately preceding the termination of the Exchange Offer.

     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE NOTES.

     Dated this                     day of                                       , 2004.

(Signature of Holder of Note)

AFFIDAVIT OF LOST OUTSTANDING NOTE
(SEE INSTRUCTION 15)

STATE OF	)

	)	ss.:

COUNTY OF	)

     The undersigned                                           (the “Affiant”), deposes and says that Affiant is the sole and absolute owner of the 8% Senior Subordinated Secured Convertible Note due 2005 (the “Note”) issued by Hemagen Diagnostics, Inc. and Reagents Applications, Inc. (collectively, “Hemagen”) in the principal amount of $                                          ; that the Affiant has not sold, assigned, granted a security interest in, or otherwise transferred said shares or said Note or in any way divested himself, herself or itself, or been divested, of the ownership thereof; that said Note, at the time of its loss, was not endorsed; and that said Note has been lost or destroyed.

     The Affiant shall at all times indemnify and save harmless Hemagen from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character by reason of the said mislaid, lost, stolen or destroyed certificate or the issuance of a duplicate in lieu thereof.

     The Affiant further states that he, she or it makes this affidavit for the purpose of inducing Hemagen to accept the tender of the Note in connection with Hemagen’s Offer to Exchange Shares of Common Stock and 6% Senior Subordinated Secured Convertible Notes due 2009 for all $6,090,000 of the issued and outstanding 8% Senior Subordinated Secured Convertible Notes.

Signature:

Print Name:

Capacity (if an entity):

     Sworn to before me and subscribed in my presence this                     day of                                       , 2004.

Notary Public

My Commission Expires:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Delivery of Letter of Transmittal and Certificates. You must complete this Letter of Transmittal if you are a Registered Holder and you wish to tender the certificates representing your Outstanding Notes to the Exchange Agent together with this Letter of Transmittal. In order to constitute a valid tender of your Outstanding Notes, the Exchange Agent must receive the following documents at one of the addresses listed above prior to the expiration date of the Exchange Offer: (1) certificates for the Outstanding Notes, in proper form for transfer, (2) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and (3) all other documents required by this Letter of Transmittal.

     The method of delivery of certificates for Outstanding Notes, Letters of Transmittal and all other required documents is at your election. If you deliver your Outstanding Notes by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Please send certificates for Outstanding Notes, Letters of Transmittal or other required documents to the Exchange Agent at the address listed above. Please do not send these documents to Hemagen.

     Hemagen will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of this Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

     2. Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required if:

(a)	this Letter of Transmittal is signed by the Registered Holder unless such holder(s) have completed either the box entitled “Special Payment/Issuance Instructions” or the box entitled “Special Delivery Instructions” above; or

(b)	the Outstanding Notes are tendered for the account of a firm that is an “eligible guarantor institution.”

     In all other cases, an “eligible guarantor institution” must guarantee the signature(s) on this Letter of Transmittal. (See Instruction 5). An “eligible guarantor institution” (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) means:

•	Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

•	Credit unions (as defined in Section 19B(1)(A) of the Federal Reserve Act);

•	National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

•	Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

     3. Inadequate Space. If the space provided in the box captioned “Description of Outstanding Notes Tendered” is inadequate, the certificate number(s) and/or the principal amount of Outstanding Notes and any other required information should be listed on a separate signed schedule attached to this Letter of Transmittal.

     4. Withdrawal Rights. Except as otherwise provided in this Letter of Transmittal, tenders of Outstanding Notes may be withdrawn at any time prior to the expiration date of the Exchange Offer. For a withdrawal pursuant to clause (i) to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the expiration date of the Exchange Offer at the address listed above. Any notice of withdrawal must specify the name of the person who tendered the Outstanding Notes to be withdrawn, identify the Outstanding Notes to be withdrawn, including the principal amount of the Outstanding Notes, and, where certificates representing Outstanding Notes have been transmitted, specify the name in which the Outstanding Notes are registered, if different from that of the withdrawing holder. If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an “eligible guarantor institution” unless the holder is an “eligible guarantor institution.” All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by Hemagen. Any such determination will be final and binding. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered at any time prior to the expiration date of the Exchange Offer by following one of the procedures described in the section of the Offering Memorandum entitled “The Exchange Offer — Procedures for Tendering Outstanding Notes.”

     Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Registered Holder without cost to that holder promptly after termination of the Exchange Offer.

     5. Signatures on Letter of Transmittal, Assignments and Endorsements. If this Letter of Transmittal is signed by the Registered Holder(s) of the Outstanding Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Outstanding Notes tendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Outstanding Notes are registered in different name(s) on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different Registered Holders.

     When this Letter of Transmittal is signed by the Registered Holder(s) of the Outstanding Notes listed and transmitted by this Letter of Transmittal, no endorsement(s) of certificate(s) or separate bond power(s) are required unless Exchange Securities are to be issued in the name of a person other than the Registered Holder(s). Signatures on certificates or bond powers must be guaranteed by an “eligible guarantor institution.”

     If a person or persons other than the Registered Holder(s) of Outstanding Notes signs the Letter of Transmittal, certificates for the Outstanding Notes must be endorsed, or accompanied by appropriate bond powers, signed exactly as the name(s) of the Registered Holder(s) that appear on the certificates for the Outstanding Notes. Signatures on certificates or bond powers must be guaranteed by an “eligible guarantor institution.”

     If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign this Letter of Transmittal or any certificates for Outstanding Notes, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

     6. Special Issuance and Delivery Instructions. If Exchange Securities are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Securities are to be delivered to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the boxes entitled “Special Payment/ Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed. Certificates for Outstanding Notes not exchanged will be returned by mail. (See Instructions 4 and 5).

     7. Proxy. The undersigned must execute the proxy included with this Letter of Transmittal appointing Deborah F. Ricci and William P. Hales, or either of them, each with the power of substitution, proxies of the undersigned as a holder of Outstanding Notes, and to vote on behalf of the undersigned at a meeting of the holders of such Outstanding Notes to be held at such time and on such date as to be determined by Hemagen or by an Order of the Court of Chancery of the State of Delaware for consideration of the Exchange Offer to the extent the undersigned would be entitled to vote on such matter to approve the compromise or arrangement proposed by Hemagen, the terms and conditions of which are set forth in the Offering Memorandum and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

     8. Irregularities. All questions as to the validity, form, eligibility, including time of receipt, and acceptance of Outstanding Notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Outstanding Notes improperly tendered or not to accept any Outstanding Notes. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any Outstanding Notes either before or after the expiration date of the Exchange Offer — including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer. Our interpretation of the terms and conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the expiration date of the Exchange Offer — including the terms and conditions of this Letter of Transmittal and the accompanying instructions — will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will we have any liability for failure to give such notification.

     9. Questions, Requests for Assistance and Additional Copies. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering Outstanding Notes should be directed to the Exchange Agent or to Hemagen at the addresses or telephone numbers set forth on the front cover page of this Letter of Transmittal. Additional copies of the Offering Memorandum or this Letter of Transmittal may be obtained from the Exchange Agent, Hemagen or from your broker, dealer, commercial bank, trust company or other nominee.

     10. Tax Identification Number. Federal income tax law generally requires that a tendering holder whose Outstanding Notes are accepted for exchange must provide the Exchange Agent (as payor) with the holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 above, or otherwise establish a basis for exemption from backup withholding. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the Internal Revenue Service may subject the holder or other payee to a $50 penalty. In addition, payments made by the Exchange Agent on account of the Exchange Securities issued pursuant to the Exchange Offer may be subject to backup withholding as described under “Certain United States Federal Income Tax Considerations” in the Offering Memorandum.

     To prevent backup withholding, each tendering holder of Outstanding Notes must provide its correct TIN by completing the Substitute Form W-9 set forth above, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the Outstanding Notes are in more than one name or are not in the name of the actual owner, such holder should consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for information on which TIN to report. If a holder does not have a TIN, such holder should consult the Guidelines for instructions on obtaining a TIN. If a holder has applied for, but not yet received, a TIN, such holder should write “applied for” in lieu of its TIN in Part 1 of the Substitute Form W-9. Generally, such holder will have 60 days to obtain a TIN and provide it to the Exchange Agent before interest and dividend payments will be subject to backup withholding. For more information see the Guidelines.

     Certain holders — including, among others, corporations, financial institutions and certain foreign persons — may not be subject to these backup withholding and reporting requirements. These holders should nevertheless complete the Substitute Form W-9 above to avoid possible erroneous backup withholding. A foreign person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. Please consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which holders are exempt from backup withholding.

     11. Waiver of Conditions. Our obligation to complete the Exchange Offer is subject to the conditions described in the Offering Memorandum under the caption “The Exchange Offer — Conditions to the Exchange Offer.” These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition, in whole or in part, at any time prior to the expiration date of the Exchange Offer, in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time.

     12. No Conditional Tenders. No alternative, conditional or contingent tenders will be accepted. All tendering holders of Outstanding Notes, by execution of this Letter of Transmittal, waive any right to receive notice of the acceptance of Outstanding Notes for exchange.

     13. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing Outstanding Notes have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen certificates and promptly notify the Exchange Agent. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificate(s) have been followed.

     14. Transfer Taxes. You will not be obligated to pay any transfer taxes in connection with the tender of Outstanding Notes in the Exchange Offer unless you instruct us to register Exchange Securities in the name of, or request that Outstanding Notes not exchanged in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this Letter of Transmittal, no newly registered Outstanding Notes will be issued until such evidence is received by the Exchange Agent.

     15. Lost Outstanding Notes. You must complete the Lost Outstanding Note Affidavit if you have lost your Outstanding Note and intend to tender your Outstanding Note in the Exchange Offer. The Lost Outstanding Note Affidavit must be notarized as indicated.

Important: This Letter of Transmittal (or a facsimile of this Letter of Transmittal) and all other required documents must be received by the Exchange Agent prior to the expiration date of the Exchange Offer.